Exhibit 99.1

Correction of Press Release Announcing Vislink

Full Year 2021 Results

Mt. Olive, NJ — April 5, 2022 — Vislink (Nasdaq: VISL), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media & entertainment, law enforcement and defense markets, today announced a correction of its earnings press release issued on Thursday, March 31, 2022 entitled “Vislink Reports Full Year 2021 Financial Results.”

The correction relates to the establishment of a deferred tax liability related to the acquisition of Mobile Viewpoint, the effect of which establishes a long-term liability and increases the amount of goodwill written off due to impairment. These corrections are reflected in the Financial Update and financial statements below. No corrections are required with respect to the Annual Report on Form 10-K as filed with the Securities and Exchange Commission on Thursday, March 31, 2022.

Financial Update:

●	For the year ended December 31, 2021, revenue was $33.8 million, compared to $22.9 million for the year ended December 31, 2020.

●	Gross margins were 55.2% of revenue for the year ended December 31, 2021, compared to 39.4% of revenue for the year ended December 31, 2020.

●	For the year ended December 31, 2021, net loss attributable to common shareholders was $16.4 million, or $(0.38) per share, compared to net loss of $17.6 million, or $(1.19) per share for the year ended December 31, 2020.

●	Non-recurring items accounted for $14.5 million of the $16.4 million net loss. These included the following:

○	Two non-cash items, a write-off of goodwill necessitated by accounting rules, and a charge for the value of vested options and restricted shares associated with the company’s long-term employee incentive plan, together represented $12.9 million, or $(0.30) per share.

○	One-time advisory fees associated with the Mobile Viewpoint acquisition represented $1.6 million, or $(0.04) per share.

●	EBITDA (earnings before interest, taxes depreciation and amortization) for December 31, 2021 was negative $15 million compared to negative $16 million for the year ended December 31, 2020.

●	Ended the fourth quarter 2021 with $36.2 million in cash, compared to $5.2 million at the end of the fourth quarter of 2020.

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income (expense). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, projected expenses, prospects, plans, objectives of management, new capabilities, product and solutions launches, expected contract values, acquisitions integration, and expected market opportunities across the Company’s operating segments, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Investor Relations:

investors@vislink.com

Media Relations:

Charlotte van Hertum

Charlotte.vanhertum@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Years Ended
	December 31,
	2021	2020
Revenue, net	$33,882	$22,882
Cost of Revenue and operating expenses
Cost of components and personnel	15,164	13,867
Inventory valuation adjustments	843	415
General and administrative expenses	22,039	17,024
Gain on lease termination	—	(21)
Research and development	3,051	2,698
Loss on the abandonment of property and equipment	—	680
Impairment of inventory	—	3,801
Impairment of right-of-use assets	—	895
Impairment of goodwill	9,189	—
Amortization and depreciation	1,343	1,411
Total cost of revenue and operating expenses	51,629	40,770
Loss from operations	(17,747)	(17,888)
Other income (expenses)
Changes in fair value of derivative liabilities	22	8
Gain on settlement of related party obligations	—	331
Gain on settlement of debt	1,362	90
Other income	—	5
Interest expense, net	(29)	(121)
Total other income (expenses)	1,355	313
Net loss	$(16,392)	$(17,575)

Basic and diluted loss per share	$(0.38)	$(1.19)

Weighted average number of shares outstanding:
Basic and Diluted	43,484	14,811

Comprehensive loss:
Net loss	$(16,392)	$(17,575)
Unrealized loss on currency translation adjustment	(445)	(59)
Comprehensive loss	$(16,837)	$(17,634)

The accompanying notes are an integral part of these consolidated financial statements.

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	December 31,
	2021	2020
ASSETS
Current assets
Cash	$36,231	$5,190
Accounts receivable, net	9,069	4,525
Inventories, net	11,894	5,986
Prepaid expenses and other current assets	2,470	814
Total current assets	59,664	16,515
Right of use assets, operating leases	1,362	1,077
Property and equipment, net	1,173	1,138
Intangible assets, net	5,921	1,921
Total assets	$68,120	$20,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,075	$4,104
Accrued expenses	3,155	2,340
Notes payable	99	25
Current portion of the PPP loan	—	905
Operating lease obligations, current	560	475
Due to related parties	—	—
Customer deposits and deferred revenue	2,113	975
Derivative liabilities	—	22
Total current liabilities	9,002	8,846
Long-term portion of PPP loan	—	263
Operating lease obligations, net of current portion	1,507	1,545
Deferred tax liabilities	978	—
Total liabilities	11,487	10,654
Commitments and contingencies (See Note 17)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized at December 31, 2021 and 2020; -0- shares issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, – $0.00001 par value per share, 100,000,000 shares authorized, 45,825,089 and 21,382,290 shares issued and 45,822,430 and 21,379,631 outstanding at December 31, 2021 and 2020, respectively	—	—
Additional paid-in capital	343,746	280,273
Accumulated other comprehensive income	(297)	148
Treasury stock, at cost – 2,659 shares as of December 31, 2021 and 2020, respectively	(277)	(277)
Accumulated deficit	(286,529)	(270,147)
Total stockholders’ equity	56,633	9,997
Total liabilities and stockholders’ equity	$68,120	$20,651

The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS
YEAR ENDING DECEMBER 31, 2021
(IN THOUSANDS)

Reconciliation of net income to EBITDA
Net loss	$(16,392)
Interest expense	(29)
Amortization and depreciation	1,343
EBITDA	$(15,020)